EXHIBIT 10.130

                                      NOTE


$27,250,000.00                                                    April 23, 2008


     FOR VALUE RECEIVED, CATALINA PARTNERS, L.P., a Delaware limited partnership, having an office at 180 East Broad Street, 21st Floor, Columbus, Ohio 43215 ("Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association, and its successors and assigns ("U.S. Bank") having an office at 10 West Broad Street, 12th Floor, Columbus, Ohio 43215 at U.S. Bank's office aforesaid, or at such other place as U.S. Bank, as administrative agent under the Loan Agreement, may designate, the principal sum of Twenty-Seven Million Two Hundred Fifty Thousand Dollars ($27,250,000.00), or so much thereof as may be advanced by U.S. Bank to Borrower from time to time, together with interest on the unrepaid advances of said principal sum from date of disbursement by U.S. Bank and with all other charges herein provided, payable in cash, at the rates and in the manner hereinafter set forth.

                                 1. DEFINITIONS

     The following terms wherever used in this Note shall have the following meanings:

     1.1. "Adjusted One Month LIBOR Rate" shall mean the interest on each advance hereunder shall accrue at an annual rate equal to 1.65% plus the one-month LIBOR rate quoted by U.S. Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the Reprice Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and such rate to be reset monthly on each Reprice Date. If the initial advance under this Note occurs other than on the Reprice Date, the initial one-month LIBOR rate shall be that one-month LIBOR rate in effect two New York Banking Days prior to the date of the initial advance, which rate plus the percentage described above shall be in effect until the first day of the next Reprice Date. U.S. Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

     1.2. "Adjusted Three Month LIBOR Rate" shall mean the interest on each advance hereunder shall accrue at an annual rate equal to 1.65% plus the three-month LIBOR rate quoted by U.S. Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that three-month LIBOR rate in effect two New York Banking Days prior to the Reprice Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and such rate to be reset on each Reprice Date. If the initial advance under this Note occurs other than on the Reprice Date, the initial three-month LIBOR rate shall be that three-month LIBOR rate in effect two New York Banking Days prior to the date of the initial advance, which rate plus the percentage described above shall be in effect until the first day of the next Reprice Date. U.S. Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

     1.3. "Adjusted Two Month LIBOR Rate" shall mean the interest on each advance hereunder shall accrue at an annual rate equal to 1.65% plus the two-month LIBOR rate quoted by U.S. Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that two-month LIBOR rate in effect two New York Banking Days prior to the Reprice Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and such rate to be reset on each Reprice Date. If the initial advance under this Note occurs other than on the Reprice Date, the initial two-month LIBOR rate shall be that two-month LIBOR rate in effect two New York Banking Days prior to the date of the initial advance, which rate plus the percentage described above shall be in effect until the first day of the next Reprice Date. U.S. Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

     1.4. "Conversion Option" shall mean the option of Borrower to convert the interest rate being charged hereunder to a rate permitted hereunder (the "Elected Rate"). From the date hereof the rate being charged hereunder, shall be either the Adjusted One Month LIBOR Rate, the Adjusted Two Month LIBOR Rate, the Adjusted Three Month LIBOR Rate or the Prime Rate. In the absence of an election the Adjusted One Month LIBOR Rate shall be deemed to have been elected. Once an Elected Rate has been selected, that Elected Rate, as such may be adjusted as provided herein, will be in effect until Borrower has effectively exercised a Conversion Option. A Conversion Option may only be effectively made if Borrower has given U.S. Bank a valid Notice of Election. Such Notice of Election shall be applicable and applied to all notes executed and delivered pursuant to the Loan Agreement. If an Event of Default has occurred, has been declared by U.S. Bank and is continuing, Borrower shall be deemed to have made a Conversion Option (at the end of the applicable interest rate period if the Prime Rate, the Adjusted Two Month LIBOR Rate, or the Adjusted Three Month LIBOR Rate is the Elected Rate at the time of the Event of Default) electing the Adjusted One Month LIBOR Rate. The Elected Rate may not be converted prior to the end of the applicable Interest Period.

     1.5. "Default Rate of Interest" shall mean an interest rate equal to three percent (3.00%) per annum plus the applicable rate of interest being charged hereunder.

     1.6. "Elected Rate" shall mean the Elected Rate as set forth in the definition of the Conversion Option. The Elected Rate shall be applied to the entire outstanding principal balance and the Elected Rate shall be the same Elected Rate for each of the notes executed and delivered pursuant to the Loan Agreement.

     1.7. "Event of Default" shall have the meaning set forth in the Loan Agreement.

     1.8. "Guarantor" shall mean Glimcher Properties Limited Partnership, a Delaware limited partnership.

     1.9. "Guaranty" shall mean collectively the Unconditional Guaranty of Payment and Performance, of even date herewith, made by Guarantor to U.S. Bank to guarantee payment and performance in accordance with the terms and conditions of the Loan Documents.

     1.10. "Indebtedness" shall mean every sum payable to U.S. Bank by Borrower in accordance with the terms and conditions of the Loan Documents.

     1.11. "Interest Period" shall mean a period commencing on the day a LIBOR Rate Advance shall be made by U.S. Bank and ending on the date one month, three months or six months thereafter as applicable, provided, that (i) any Interest Period with respect to a LIBOR Rate Advance that shall commence on the last LIBOR Business Day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month; and (ii) each Interest Period with respect to a LIBOR Rate Advance that would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day.

     1.12. LIBOR Rate Advance" shall mean any amount owed by Borrower under the Note that bears interest at a rate calculated with reference to either the Adjusted One Month LIBOR Rate, the Adjusted Two Month LIBOR Rate or the Adjusted Three Month LIBOR Rate.

     1.13. "LIBOR Business Day" shall mean a day which is both a New York Banking Day and a day on which dealings in U.S. dollar deposits are carried out in the London interbank market.

     1.14. "Loan Agreement" shall mean that certain Loan Agreement of even date herewith by and between Borrower and U.S. Bank as lender and as administrative agent, pursuant to which this Note shall be disbursed.

     1.15. "Loan Documents" shall mean collectively the Loan Agreement, Note, any other notes executed and delivered pursuant to the Loan Agreement, Mortgage, Guaranty and any other instrument, document, certificate or affidavit heretofore, now or hereafter given by Borrower evidencing or securing or by Guarantor guaranteeing all or any part of the foregoing.

     1.16. "Mortgage" shall mean that certain Open-End Fee Mortgage, Leasehold Mortgage Assignment of Rents and Security Agreement and Fixture Filing, of even date herewith, made by Borrower to U.S. Bank as administrative agent, to secure payment and performance by Borrower of the Loan Documents.

     1.17. "Mortgaged Property" shall mean the property comprising "Mortgaged Property" as said term is defined in the Mortgage.

     1.18. "New York Banking Day" shall mean any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

     1.19. "Note" shall mean this Note and any and all renewals, amendments, modifications, reductions and extensions hereof and substitutions therefor.

     1.20. "Notice of Election" shall mean the written election (facsimile being sufficient) of Borrower to U.S. Bank exercising its Conversion Option to select an applicable Elected Rate. The Notice of Election must be given not less than two (2) New York Banking Days prior to the day on which the Elected Rate will change to another Elected Rate and must be for an Elected Rate that can be validly selected under Borrower's Conversion Option.

     1.21. "Prime Rate" shall mean the prime rate announced by U.S. Bank. If for any reason, U.S. Bank ceases to establish a Prime Rate, then the interest rate calculations required herein shall be determined based upon a comparable rate in Columbus, Ohio selected by U.S. Bank. The interest rate will be adjusted each time that the Prime Rate changes.

     1.22. "Project" shall mean the shopping center located at Route 22 and Colonial Road in Lower Paxton Township, Dauphin County, Pennsylvania and more commonly known as the Colonial Park Mall.

     1.23. "Reprice Date" shall mean the first day of each Interest Period.

     1.24. "Stated Maturity Date" shall mean April 23, 2011.


                      2. PAYMENTS OF PRINCIPAL AND INTEREST

     2.1. Interest on the unrepaid advances of the principal sum from date of disbursement by U.S. Bank at the Elected Rate shall be due and payable monthly on the first day of each month commencing June 1, 2008 and continuing on the first day of each month thereafter throughout the term of this Note. On the date hereof, Borrower shall be deemed to have elected the Adjusted One Month Libor Rate. Borrower may convert the Elected Rate pursuant to a valid Notice of Election.

     2.2. All interest payable in accordance with the Note shall be calculated on the unrepaid advances of the principal sum on the basis of the actual number of calendar days elapsed and a year of three hundred sixty (360) days.

     2.3. Unless sooner paid or declared due and payable in accordance with Subsection 5.2 of this Note, the Indebtedness shall be due and payable in full on the Stated Maturity Date.

     2.4. U.S. Bank may apply and allocate any payment against any portion of the Indebtedness then due as U.S. Bank in its sole discretion, may elect.

                                 3. LATE CHARGES

     3.1. If any payment of principal or interest or both is not paid in full on or before the tenth (10th) day of the calendar month in which it is due, then, in addition to the amount of said payment, there shall be due and payable a late charge for each such payment in the amount of five percent (5%) of such payment, which Borrower agrees is a fair and reasonable charge for costs incurred by U.S. Bank in processing such late payment and is not a penalty.

                                  4. PREPAYMENT

     4.1. Borrower shall have the right to prepay the unrepaid advances of the principal sum, in whole or in part, from time to time, without premium or penalty (except for "unwinding" cost incurred by U.S. Bank if an Adjusted One Month, Adjusted Two Month LIBOR Rate or an Adjusted Three Month LIBOR Rate is prepaid prior to the last day of the applicable Interest Period); provided (a) that U.S. Bank shall receive written notice of Borrower's intention to so prepay not less than three (3) New York Banking Days prior to such prepayment, and (b) that a payment of all Indebtedness then due and payable is included with such prepayment; and provided further, that if such prepayment follows an Event of Default and a declaration by U.S. Bank that the Indebtedness is due and payable, then Borrower shall pay to U.S. Bank on the date of such prepayment a prepayment premium equal to five percent (5%) of the Indebtedness then due, which Borrower agrees is a fair and reasonable charge for costs incurred by U.S. Bank in processing such Event of Default and declaration and is not a penalty.

     4.2. For the purposes of Subsection 4.1 of this Note, repayment of the Indebtedness following an Event of Default and declaration by U.S. Bank that the Indebtedness is due and payable shall, notwithstanding such declaration, be deemed a prepayment.

     4.3. Partial prepayments shall not postpone regular payments of interest or principal.

                                5. MISCELLANEOUS

     5.1. The failure of U.S. Bank to exercise any option herein provided upon the occurrence of any Event of Default shall not constitute a waiver of the right to exercise such option in the event of any continuing or subsequent Event of Default. Borrower hereby agrees that the maturity of all or any part of the Indebtedness may be postponed or extended and that any covenants and conditions contained in the Note or in any of the other Loan Documents may be waived or modified without prejudice to the liability of Borrower on the Note or other Loan Documents.

     5.2. When the Note becomes due, by acceleration or otherwise, U.S. Bank may, at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to property held as security herefor. U.S. Bank shall not be bound to take any steps necessary to preserve any rights in the property held as security herefor against prior parties, which Borrower hereby assumes to do. The provisions hereof shall apply and be controlling as to all property which may at any time be security herefor.

     5.3. Borrower hereby authorizes U.S. Bank in its sole discretion, upon the occurrence of an Event of Default, to apply all or any portion of the balance of any account maintained by Borrower with U.S. Bank, to the payment or reduction, in whole or in part, of any and all the Indebtedness then due, whether by acceleration or otherwise. Upon the occurrence of any Event of Default, U.S. Bank shall have the right to set off all obligations of Borrower to U.S. Bank hereunder, whether matured or unmatured, against all amounts owing to Borrower by U.S. Bank whether or not then due and payable, and all other funds or property of Borrower on deposit with or otherwise held in the custody of U.S. Bank all without notice to or demand on Borrower, such notice and demand being hereby waived.

     5.4. Presentment for payment, notice of dishonor, protest, notice of protest and diligence in bringing suit against any party hereto are hereby waived by Borrower.

     5.5. Intentionally Omitted.

     5.6. The obligations evidenced or created by the Note, as well as all waivers of rights by Borrower contained herein shall effectively bind and be the obligations and waivers of any and all others who may at any time become liable for the payment of all or any part of the Note, including, without limitation, all endorsers and guarantors.

     5.7. Nothing contained herein, nor contained in any of the other Loan Documents, shall be construed or so operate as to require Borrower, or any person liable for the payment of the Indebtedness, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by Borrower, or any parties liable for the payment of the Indebtedness, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by U.S. Bank and all such excess shall be automatically credited against and in reduction of the unrepaid advances of the principal sum, and any portion of said excess which exceeds the unrepaid advances of the principal sum shall be paid by U.S. Bank to Borrower and any parties liable for the payment of the Indebtedness, it being the intent of the parties hereto that under no circumstances shall Borrower or any parties liable for the payment of the Indebtedness, be required to pay interest in excess of the highest rate permissible under applicable law. All interest paid or agreed to be paid to U.S. Bank shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the Indebtedness, including the period of any renewal or extensions thereof, so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.

     Notwithstanding anything to the contrary herein contained, in the event that the interest rate to be charged hereunder ever exceeds the highest rate permissible under applicable law, thereby causing the interest accruing on the Indebtedness to be limited to such rate, then any subsequent reduction in the interest rate to which Borrower would otherwise be entitled shall be held in abeyance until the total amount of interest accrued on the Indebtedness equals the amount of interest which would have accrued on the Indebtedness had the interest rate not been limited to the highest rate permissible under applicable law.

     5.8. If any provision or any part of any provision, contained in the Note shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision, or remaining part of the affected provision, of the Note, and the Note shall be construed as if such invalid, illegal or unenforceable provision, or part thereof, had never been contained herein and the remaining provisions of the Note shall remain in full force and effect.

     5.9. Intentionally Omitted.

     5.10. Borrower hereby agrees to pay to U.S. Bank all costs in connection with the making of this loan, including, without limitation, reasonable attorneys' fees, appraisers' fees, title insurance charges and recording fees.

     5.11. Borrower hereby agrees to pay to U.S. Bank all costs of collecting and securing, and of attempting to collect and to secure the Note, and all costs of foreclosing the Mortgage, including, without limitation, reasonable attorneys' fees, appraisers' fees, court costs, notice charges and title insurance charges, whether such attempt be made by suit, in bankruptcy, or otherwise, and said costs and any other sums due U.S. Bank by virtue of the Loan Documents may be included in any judgment or decree rendered.

     5.12. Any notice required or permitted to be given hereunder shall be in writing if given in the same manner as required for providing notice under the Loan Agreement.

     5.13. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account we will ask for your name, address and other information that will allow us to identify you. We may also ask to see other documents that substantiate your identity.

     5.14. The Note is delivered in the State of Ohio and is to be governed by and construed in accordance with the laws of the State of Ohio. Borrower hereby consents to, and by execution of the Note submits to the personal jurisdiction of the Court of Common Pleas of Franklin County, Ohio, and the United States District Court sitting in Columbus, Ohio, and the personal jurisdiction of the courts of County of Dauphin and the Commonwealth of Pennsylvania, for the purposes of any judicial proceedings which are instituted for the enforcement of the Note. Borrower agrees that venue is proper in any of said courts.

     5.15. U.S. BANK BY ACCEPTANCE OF THIS NOTE, AND BORROWER HEREBY MUTUALLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE FOR THE BENEFIT OF THE OTHER ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE LOAN DOCUMENTS, THE TRANSACTIONS RELATED THERETO OR THE RELATIONSHIP ESTABLISHED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO U.S. BANK AND BORROWER TO ENTER INTO THIS TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY U.S. BANK'S ABILITY TO PURSUE ITS REMEDIES CONTAINED IN THE LOAN DOCUMENTS.



                         CATALINA PARTNERS, L.P., a Delaware limited partnership

                         By:   Glimcher Colonial Park Mall, Inc.,
                               a Delaware corporation
                         Its:  General Partner

                               By:/s/ Mark E. Yale
                                  -------------------------------------------
                                   Mark E. Yale
                                   Executive Vice President
                                   Chief Financial Officer